[TYPE]EX-11
[DESCRIPTION]Article 5 Per Share Earnings for 9/30/96
[ARTICLE]5
[MULTIPLIER]1000

BARR LABORATORIES, INC.
COMPUTATION OF PER SHARE EARNINGS
QUARTER ENDED SEPTEMBER 30, 1996 AND 1995
(Amounts in thousands, except per share amounts)
						   1996            1995
						  QUARTER         QUARTER
PRIMARY
	Average shares outstanding                 14,043          13,941

	Net effect of dilutive stock options -
	based on the treasury stock method using
	average market price                          717             323
                                    						 --------        --------
	Total                                      14,760          14,264
						                                     ========        ========
	Net earnings                               $1,767          $2,201
						                                     ========        ========

	Net earnings per share                      $0.12           $0.15
			                                    			 ========        ========
FULLY DILUTED
	Average shares outstanding                 14,043          13,941

	Net effect of dilutive stock options -
	based on the treasury stock method using:
	quarter-end market price                      783             353
			                                     		 --------        --------
	Total                                      14,826          14,294
				                                    		 ========        ========

	Net earnings per share                      $0.12           $0.15
                                    						 ========        ========